Exhibit 99.1

                        EXCLUSIVE MANUFACTURING AGREEMENT

         THIS EXCLUSIVE MANUFACTURING AGREEMENT is made and entered into this 19th day of January, 2005 by and between CIRTRAN CORPORATION, a Nevada corporation ("CTC") and ADVANCED BEAUTY SOLUTIONS, LLC a California limited liability company ("Client").
                                                     RECITALS
         A. Client has designed, manufactured and marketed a personal hair care product entitled "True Ceramic Pro - Flat Iron Traveling Kit" which features the True Ceramic Pro - Infra Red Ionic Styler (the "Product"), the specifications for which have previously been supplied to CTC.

         B. Client desires that CTC be its exclusive manufacturer for the Product and CTC is willing to do so, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Purchase Commitment. Execution of this Agreement will act as Client's initial blanket purchase order for XXXXXX units of the Product on the terms and condition set forth herein, and in reliance on this Agreement CTC may obtain firm commitments for raw materials, sub-contract manufacturing and other goods and services necessary for production of all XXXXXX units. Delivery of the Product will occur pursuant to Client's scheduling forecast and release orders as further detailed on Schedule A attached hereto (as updated from time to time, the "Forecast"). Notwithstanding anything to the contrary contained herein, time is of the essence and CTC hereby agrees and acknowledges that all Product shall be shipped to Client within forty-five (45) days of the date each purchase order is accepted by CTC. Client may use its standard purchase order form to schedule specific delivery dates consistent with the scheduling forecast (a "release order"), to accelerate deliveries described in the forecast, to specify delivery addresses or other notices provided for hereunder. The parties agree, however, that the standard purchase order forms shall only be used for the purposes described in the previous sentence, and any terms in the purchase order form or other documentation sent by Client to CTC which are in addition to or inconsistent with this Agreement are expressly rejected and shall not form part of the contract between CTC and Client. All release orders must allow for sufficient time for surface shipping and scheduling. Such release orders which request accelerated or additional deliveries will normally be deemed accepted by CTC, provided however that CTC may reject, in its reasonable discretion, any order that does not conform to the lead-time, flexibility or cancellation terms of this Agreement. CTC shall notify Client of rejection of any release orders within three (3) working days of receipt of such order. Except in the event of termination of this Agreement by Client pursuant to Sections 3, 4, 6(a), 11, 12 or 22 hereof, in the event that Client has not scheduled delivery of all XXXXXX units prior to

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the date 30 months from the date of the first delivery of the Product, CTC shall treat this Agreement as Client's authorization to invoice Client for the difference between actual orders and such purchase commitment.

         2. Basic Manufacturing Agreement.

         (a) During the term of this Agreement, CTC agrees to use reasonable commercial efforts to perform the work (hereinafter the "Work") pursuant to Client purchase commitment. Work shall mean to procure materials, equipment and other supplies, and to directly or through subcontractors manufacture, assemble, test and deliver the Product in a timely manner in accordance with the terms and conditions of this Agreement.

         (b) CTC shall manufacture the Products incorporating the artwork, designs, colors, specifications, functionality and marks submitted by Client to CTC from time to time. Client may from time to time propose changes to the artwork, designs, colors, specifications, functionality and marks for the Products which CTC will incorporate into subsequently manufactured Products if practically and technologically feasible; provided that CTC will not be required to make any changes which increase its costs or makes obsolete any existing molds or raw materials inventory unless the parties agree upon an increase in the purchase price of the Products.

         (c) The purchase price for the Product specified herein is based on Products being packaged in a plain carton. If specified by Client, the Product, or the Product intended for the retail distribution chain, will be packaged in a retail quality package specified by Client in writing printed with artwork provided by Client. Any additional cost of such packaging shall be borne by Client.

         (e) All Products manufactured by CTC shall contain the authorized labeling and tags which has been pre-approved by Client.

         3. Exclusivity.

         (a) Effective upon the execution of this agreement and Client's approval of the first molded sample product pursuant to Section 4 below, during the term of this Agreement, Client agrees that it will purchase from CTC 100% of the requirements of Client and its subsidiaries for the "True Ceramic Pro - Infra Red Ionic Styler currently being manufactured for the True Ceramic Pro infomercial (the "TCP Flat Iron"). Accordingly, effective upon the execution of this agreement and Client's approval of the first molded sample product, Client will not manufacture, or cause any third party to manufacture, unless directed by and under the supervision of CTC as its subcontractor, any TCP Flat Irons during the term of this agreement. Notwithstanding the foregoing, CTC hereby agrees and acknowledges that this paragraph shall not prevent Client from utilizing any other manufacturer to manufacture other products or product lines that are not identical to the TCP Flat Iron.

         (b) During the term of this Agreement, CTC hereby agrees that none of it, any of its subsidiaries, or any other entity owned or controlled by Iehab Hawatmeh will

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provide any manufacturing services to any person or entity other than Client in connection with the manufacture of any ceramic flat iron unless Client acknowledges that the non-Client ceramic flat iron is not directly competitive with the True Ceramic Pro, which acknowledgment will not be unreasonably withheld. Any violation of this provision shall entitle Client to terminate this agreement immediately without notice.

     4. Sample Product. CTC has hand assembled a Product prototype (the "Prototype"). CTC agrees to produce and initial run of machine assembled samples of the Product and its packaging (the "Samples") for Client to inspect. Client shall promptly inspect the Samples and determine whether issues with respect to functionality, performance, fit and finish of the Samples have been resolved by CTC and authorize the manufacture of the Product. Client will use its reasonable commercial efforts to cooperate with CTC and will not unreasonably withhold or delay such authorization. Notwithstanding the foregoing, if CTC does not provide Client with Samples that are satisfactory to Client within thirty (30) days of the date hereof, Client may terminate this Agreement in its entirety. The parties acknowledge that CTC may not commence manufacture until the Samples have been approved, and that initial delivery dates may therefore be deferred by CTC to allow time for Sample approval, ramp-up of the factory and surface shipping to Port of Los Angeles. 5. Delivery. Client agrees that once it has approved the Samples as set forth in Section 4, it will release, purchase and accept delivery of (i) a minimum of 50,000 units during each rolling three calendar month period throughout the term of this Agreement and (ii) a minimum of 375,000 units during each rolling twelve calendar month period throughout the term of this Agreement. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with Client's Specifications, marked for shipment to Client's destination specified in the applicable purchase order and delivered to a carrier or forwarding agent. Shipment will be F.O.B. Port of Los Angeles. All freight, insurance and other shipping expenses from the F.O.B. point will be paid by Client. If Client requests expedited shipping, which request is not the result of CTC's failure to deliver to the Port of Los Angeles in a timely manner, Client will be responsible for such additional shipping charges from CTC's or its subcontractor's manufacturing plant in Asia. 6. Order Flexibility. Client may increase, accelerate or delay shipment required by the Forecast and release orders subject to the following restrictions: (a) Increase in the quantity of a shipment or acceleration of the timing of a shipment is subject to CTC's and or its subcontractor's ability to procure material and schedule assembly. If CTC will incur additional costs to accelerate shipment beyond the greater of (i) 250,000 units in any rolling three month period or
(ii) as stated in the Forecast, it will notify Client in advance and upon receipt of Client's written approval, Client will pay the actual amount of such expedited costs in addition to the normal price of the Product. CTC will use reasonable efforts to comply with a request for acceleration or increase, but its failure to do so will not constitute a default hereunder. Notwithstanding the foregoing, CTC hereby represents that it has the capabilities to produce a minimum of 250,000 units in

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each rolling three calendar month quarter throughout the term of this Agreement.
If CTC does not have the capability of manufacturing such quantity, or a greater quantity ordered by Client if such greater quantity is consistent with a Forecast in effect for at least 60 days prior to the date of the order, then Client may terminate this Agreement on thirty days written notice if such default has not been cured. (b) Shipments may not be cancelled or deferred within sixty (60) days prior to scheduled shipment. Shipments may be deferred or cancelled more than sixty (60) days prior to scheduled shipment, provided that at the end of each calendar month Client will be responsible for paying for the minimum of 50,000 units during the three calendar month period then ended, provided, further, Client, at its sole discretion, shall either be credited such amounts against future shipments or be shipped all Products charged pursuant to this Section 6(b).

     7. Forecast, Scheduling Meeting. Every month Client will send to CTC a rolling Forecast of its next 12 months' demand for the Product. CTC and Client shall arrange for their representatives to meet, in person or by conference call, at least once per month to discuss the Forecast, Client's release order and other scheduling matters. Client's Forecast for the first three months of each 12-month forecast shall be binding on Client.

         8. Tooling; Intellectual Property.

                  (a) Any tooling or equipment necessary to assemble the Products and that is not specially designed or modified for the Product shall be supplied by CTC. Client shall cooperate to help obtain and consign to CTC any Product specific tooling. Client shall also cooperate with CTC in order to help them acquire all equipment and software necessary to perform any required functional testing of the Product. All software that Client provides to CTC is and shall remain the property of Client. Client grants CTC a license to copy, modify and use such software solely in connection with and to the extent required to perform CTC's obligations under this Agreement. CTC is granted by Client a non-exclusive license during the term of this Agreement to use all of Client's patents, trade secrets and other intellectual property in the Product, solely in connection with and to the extent required to perform CTC's obligations under this Agreement. Any software, trade secret or other intellectual property developed by CTC to support the process tooling or otherwise shall be and remain the property of CTC. In the event of a termination of this Agreement due to Client's default hereunder, CTC shall further have the right to use Client's intellectual property, including Client's trademarks, for the a period of 120 days after such termination for the sole purpose of liquidating its existing inventory to mitigate CTC's damages, provided, CTC shall provide Client a detailed written list of such inventory within fourteen
(14) days of such termination.

                  (b) CTC hereby acknowledges that nothing herein shall be construed to convey to CTC any rights in the Product, or any intellectual property rights embodied therein, including, without limitation, any trademark, patent, trade secret or other proprietary right in or to any element of the Products, or the designs therefor except as set forth above. Additionally, CTC shall not make or sell any item bearing any name, logo

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or other identifier of Client, other than as specifically allowed for herein.
CTC shall not provide any of the designs of Client to any third party without the expressed written authorization of Client.

     9. Pricing. The price to Client of the Product shall be $ XXXXXX per unit USD F.O.B. Port of Los Angeles ($XXXXXX per unit USD F.OB. China). This pricing is for the blanket initial purchase order of XXXXXX units and can only be increased pursuant to the terms of this Agreement or with Client's prior written consent. All invoices shall contain an itemized break down for the cost of all products in the Product kit. In the event that Client sells retail, CTC hereby agrees and understands that Client may order the TCP Flat Iron without any other accessories. In such event, each order of a TCP Flat Iron shall constitute a purchase of one unit of Product for the purposes of the minimum purchase requirements contained throughout this Agreement. Additionally, the cost of each TCP Flat Iron shall be $ XXXXXX per unit USD F.O.B. China ($XXXXXX per unit USD F.O.B. Port of Los Angeles) during the term of this agreement.

         10. Payment Terms, Distribution Channels.

         (a) Client intends to distribute the Product through two channels: direct response television advertising ("DRTV") and other distribution channels including sales to retailers ("Retail Channel"). In its release order, Client may specify the amount of a shipment which will be sold through DRTV; any amounts not specified as DRTV will be deemed to be Retail Channel sales. If a shipment contains Products that have been specified as DRTV and Retail Channel Product, CTC may prepare one invoice for both channels or separate invoices for each channel.

         (b) Following approval of Client's credit by CTC, all invoices with respect to the Retail Channel will be due and payable within 90 days after the invoice date. Following approval of Client's credit by CTC, all invoices with respect to DRTV will be due and payable as follows: at least one-third of the invoiced amount within 60 days after the invoice date, at least one-third within 90 days after the invoice date and the full remaining balance within 120 days of the invoice date; provided that if the first or second installment is not paid when due, the remaining balance shall immediately be due and payable in full. CTC will invoice Client for the Product when the Product has been shipped from the Asian subcontractor. Invoices not paid prior to the tenth day after the due date shall be subject to a 5% late charge and bear interest at 1% per 10 days, or the maximum legal interest rate, whichever is lower, until paid. For purposes of Sections 10(a) and (b), "invoice date" shall mean the date of shipment of the applicable Product to Client.

         (c) Client will supply CTC with reasonably detailed media results of all DRTV media campaigns on a monthly basis. If Client is in default of this Agreement and such default remains uncured, this Agreement shall serve as Client's authorization to all media companies, fulfillment houses, telemarketers and other companies to release to CTC the detailed results of all Client media campaigns

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         relating to the Product. CTC shall have the right, on 72 hours prior written notice and during normal business hours, to inspect and audit Client's books and records solely pertaining to the Product manufactured and sold pursuant to this agreement, to verify that actual distribution substantially conforms to the channels specified in Client's release orders. "Substantially conforms" means that, on average, actual distribution through DRTV was at least 90% of the Product specified as DRTV in the release orders. If actual distribution does not substantially conform to the release order specifications, Client will reimburse CTC for the cost of its inspection and will pay CTC late fees which would have been payable had the channels been properly specified.

     11. Credit. If CTC does not approve Client's credit, either party may terminate this Agreement. CTC is not obligated to extend credit hereunder, provided, CTC hereby acknowledges and agrees that if it does not provide credit to Client on terms satisfactory to Client, in Clients' sole and absolute discretion, Client may immediately terminate this Agreement. If Client desires to order Product prior to CTC's credit approval, it shall pay for such orders in advance. Following approval of Client's credit by CTC, CTC shall extend to Client a credit limit of up to $4,300,000 through the first six months of this Agreement, and thereafter the credit limit shall be equal to 400% of the average monthly shipments during the preceding rolling six month period. In the event that Client's outstanding accounts exceed such credit limit, CTC may suspend production and shipments until Client makes payments to eliminate any past due amounts and either (i) makes payments to bring the outstanding balance below the applicable credit limit; or (ii) provides a letter of credit or other security for payment acceptable to CTC in CTC's reasonable judgment.

         12. Term, Termination.

         (a) This Agreement shall be for an initial term of the earlier of the date XXXXXX units of Product are delivered to Client or 30 months from the date of the first delivery of Product to Client (the "Initial Term").

        (b) This Agreement may be terminated by either party:

                  (i) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of 30 days after the delivery of written notice thereof by the terminating party to the other party, provided, if such default continues without a cure for a period of 14 days after the delivery of written notice thereof then the non-defaulting party shall no longer be subject to the exclusivity provisions contained in Section 3 above until the default is cured, provided, further, in the event Client purchases TCP Flat Irons from an alternative manufacturer, such purchases shall be counted towards Client's minimum purchase obligations contained elsewhere in this Agreement;
                  (ii) if the other party defaults in the performance of any material term or condition of this Agreement other than the payment of money and such

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                  default continues unremedied for a period of 14 days after the delivery of written notice thereof by the terminating party to the other party; provided, if such default continues without a cure for a period of 14 days after the delivery of written notice thereof then the non-defaulting party shall no longer be subject to the exclusivity provisions contained in Section
                  3 above until the default is cured, provided, further, in the event Client purchases TCP Flat Irons from an alternative manufacturer, such purchases shall be counted towards Client's minimum purchase obligations contained elsewhere in this Agreement; (iii) upon the occurrence of any other termination event contained in this Agreement.

         (c) If Client does not have any other valid means of terminating this Agreement pursuant to the terms hereof, and Client still desires to terminate this agreement, this Agreement may still be terminated by Client prior to the sale of the minimum of XXXXXX units by prior written notice if all of the following conditions apply:

                  (i) All invoices for Product and payment for Product subject to non- cancelable orders and the minimum purchase obligation have been paid in full (whether or not then due) and Client is not in default under this Agreement.

                  (ii) Client, through a senior executive officer, certifies to CTC in writing that (1) Client is no longer advertising or promoting the Product and has no plans to advertise or promote the Product or any substantially similar product, (2) Continued sale of the Product is no longer profitable to Client, (3) other than sales of existing inventory of the Product purchased from CTC, Client has no plans or intentions to manufacture, distribute or sell the Product or any substantially similar product, and (4) Client is aware of agrees to abide by its exclusivity provisions as set forth in
                  Section 3 above.

                  (iii) Client submits to CTC at the time of Client's notice of termination, a release order (the "Final Release") for the shipment as soon as manufacturing schedules permit of a number of units of Product equal to the lesser of (x) 100,000 or (y) three times the average monthly number of units of Product purchased during the term preceding Client's notice of termination.

                  (iv) The invoice(s) for the Product purchased in the Final Release shall be paid by Client in accordance with Section 10. The provisions of this Agreement requiring forecasts (Section
                  7) and minimum purchases shall be suspended pending payment of the invoice(s) for the Final Release. This Agreement shall terminate upon payment when due of the invoice(s) for the Final Release; provided that if Client does not pay such invoice(s) when due, Client shall no longer be entitled to terminate pursuant to this

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                  Section 12(c) and CTC shall instead be entitled to terminate pursuant to Section 12(b).

         13. Obligations on Termination (Other than Section 12(c)). CTC will incur substantial expense in anticipation of its performance obligations under this agreement, and such expenses will not be recovered by it if the Agreement is terminated prior to the end of the initial scheduled term. The damages to be suffered by CTC upon early termination cannot readily be calculated. The parties have agreed that if the Agreement is terminated during the Initial Term by CTC due to Client's defaults pursuant to Section 12(b)(i) or 12(b)(ii), then Client shall pay CTC an early termination fee of the difference between XXXXXX units and the number of units of Product paid for by Client multiplied by $ XXXXXX, provided, CTC shall still be responsible to ship Client all Product that Client pays for pursuant to this Section 13. The parties agree that such early termination fee is a reasonable estimate of CTC's damages and is intended as liquidated damages, rather than a penalty.

         Termination of this Agreement for any reason shall not affect the obligations of either party that exist as of the date of termination. Upon termination of this Agreement due to CTC's default under Section 12(b)(i) or 12(b)(ii), Client shall be responsible to purchase all finished Products subject to valid purchase orders.

         14.      Inspection.

                  (a) Client or its agents or representatives may inspect the Products, and any packing or packaging materials (collectively, "Materials") at any stage of any production, assembly, packaging, boxing or shipping process, and as well as personally pull samples from any production, assembly, packaging or boxing line during all shifts at any of the manufacturing facilities utilized for the production of the Materials, and/or CTC's or its subcontractor's places of business (the "Production Facilities"), provided that such activities do not materially interfere with operations of the Production Facilities.

                  (b) CTC will use its best efforts to provide Client or its agents or representatives shall have access to the Production Facilities during any scheduled production time for the Materials, and all stages of their production. CTC shall use its best efforts to provide a suitable inspection station shall be made available at the Production Facilities in order for Client or its agents or representatives, as the case may be, to accomplish the inspection as herein described, and CTC and its subcontractor shall make available its employees and agents for consultation to assist in this inspection program.

                  (c) This inspection right may be exercised from time to time and at any time throughout the term of this Agreement.

                  (d) No such inspection or any approval therefrom by or on behalf of Client shall be or constitute a waiver of CTC's and its subcontractor's responsibility to make all Materials in accordance with the Client's specifications and applicable law.

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                  (e) Should Client, or its agents or representatives determine that any of the Materials fail to conform to the Client's specifications, CTC and its subcontractor(s) shall bring such Materials into conformity with the Client's specifications in all material respects.

         15. Product Warranty. CTC hereby provides for a period of nine (9) months from the date of shipment, a warranty from all manufacturing defects for each Product sold. EXCEPT AS EXPRESSLY PROVIDED IN THE WARRANTY PROVIDED ABOVE AND CTC'S INDEMNIFICATION OBLIGATIONS PROVIDED BELOW, CLIENT IS PURCHASING THE PRODUCT "AS IS" AND CTC DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SATISFACTORY QUALITY. THE CLIENT HAS THE RIGHT TO INSPECT THE PRODUCT ON AN ONGOING BASIS

         16. Compliance. Manufacturer hereby acknowledges that the manufacture of the Materials must comply in all material respects with all applicable laws and regulations of the independent jurisdiction within which the Materials are manufactured, as well as all applicable laws and regulations of the State of California and the United States of America.

         17.      Indemnification.

                  (a) Client shall defend, indemnify and hold harmless CTC from all costs, judgments and attorneys' fees arising from any claim that CTC's manufacture of the Products under this Agreement infringes any third party patents, patent rights, copyrights or trade secrets. CTC shall promptly notify Client in writing of the initiation of any such claims, give Client sole control of any defense or settlement, and provide Client reasonable information and assistance in resolving such claim. The preceding indemnity shall not apply, however, to any claims arising from the use by CTC of any materials, components or manufacturing processes not expressly specified by Client.

                  (b) CTC shall defend, indemnify and hold harmless CTC from all costs, judgments and attorneys' fees arising from any claim arising from or in connection with CTC's fulfillment or failure to fulfill its obligations hereunder, including, without limitation, with respect to the manufacture, packing, packaging or consumption of the Materials, including, without limitation product liability claims. Client shall promptly notify CTC in writing of the initiation of any such claims, give CTC sole control of any defense or settlement, and provide CTC reasonable information and assistance in resolving such claim, provided, further CTC may not settle any such claim without the prior written consent of Client (which shall not be unreasonable withheld). CTC's indemnification obligation contained herein, shall remain in full force and effect until the date eighteen (18) months after the shipment of each applicable product.

         18. Limitation on Liability. EXCEPT AS SET FORTH OTHERWISE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE

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OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND
OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, CTC SHALL NOT BE RESPONSIBLE FOR ANY PRODUCT LIABILITY OBLIGATIONS ARISING FROM CLAIMS ARISING FROM A DEFECTIVE PRODUCT DESIGN.

         19.      Insurance

         (a) CTC shall, at its own expense, obtain and maintain throughout the term of this Agreement (i) product liability insurance; and (ii) any other such policies of insurance insuring against risks customarily insured under comprehensive general liability policies. Combined limits of such policies shall not be less than Three Million Dollars ($3,000,000). In no event shall CTC manufacture and/or ship the Products prior to obtaining such insurance policies. Such policies of insurance shall be endorsed to specifically name Client as an additional insured and to provide that the policy cannot be changed, modified or cancelled without at least thirty (30) days' written notice to Client.

                  (b) CTC shall furnish to Client within thirty (30) days of the effective date of this Agreement and upon request from time to time a Certificate of Insurance evidencing that such policies are in effect in accordance with Section 19(a) above, as well as copy(ies) of all underlying insurance policies

         20. Confidentiality. All written information and data exchanged between the parties for the purpose of enabling CTC to manufacture and deliver Products under this Agreement that is marked "Confidential" or the like, shall be deemed to be Confidential Information. The party that receives such Confidential Information agrees not to disclose it directly or indirectly to any third party, or to use it for any purpose other than as required under this Agreement, without the prior written consent of the disclosing party. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three years after the disclosure thereof. Notwithstanding the foregoing, if CTC deems that this Agreement is required to be filed with the Securities and Exchange Commission (the "SEC") or described in CTC's filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, pursuant to the rules and regulations promulgated thereunder, Client consents the filing or description of the Agreement with the SEC

         21. Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns, provided that neither party may assign this agreement without the written consent of the other party, and provided further that either party may assign this Agreement to a party that succeeds to all or substantially all such party's business or assets relating to this Agreement, whether by sale, merger, operation of law

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or otherwise. Consent to assignment shall not be unreasonably withheld, provided that the consenting party may require evidence to its reasonable satisfaction that the proposed assignee will be able to perform the obligations of the proposed assignor.

         22. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by document, overnight delivery service or, to the extent receipt is confirmed, telecopied to the appropriate address or number set forth below.
Notice to CTC shall be addressed to:

                  CirTran Corporation
                  4125 South 6000 West
                  West Valley City, Utah 84128
                  Attention: Iehab Hawatmeh
                  Fax: 801-963-5180

Notices to Client shall be addressed to:

                  Jason Dodo
                  Advanced Beauty Solutions, LLC
                  1807 10th Street
                  Suite #2
                  Santa Monica, CA  90405
                  Fax: ________________

         or at such other address and to the attention of such other person as either party may designate by written notice to the other.

         23. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. Any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement shall, upon the election by written notice of either party, be settled on an expedited basis by binding arbitration in (i) Los Angeles, California if initiated by Client and (ii) in Salt Lake City, Utah, if initiated by CTC, before a single arbitrator mutually agreeable to the parties, and if no agreement is reached, before a single arbitrator from the American Arbitration Association selected in accordance with its rules then in effect, which arbitration shall be conducted in accordance with such rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy.

         24. Force Majeure. Neither party shall be considered in default or liable for any delay or failure to perform any provisions of this Agreement if such delay or failure arises directly or indirectly out of Force Majeure, provided the affected Party notifies the other Party within ten (10) days of the occurrence. Upon the occurrence of an event of Force Majeure, CTC will use its best efforts to minimize the impact of the Force Majeure event, and shall allocate its resources between its customers then under contract on a fair

                                       11

Information redacted pursuant to a Request for Confidential Treatment filed with the U.S. Securities and Exchange Commission.

and reasonable basis. Upon cessation of the Force Majeure event, CTC will take all reasonable steps within its power to resume with the least possible delay compliance with its obligations under this Agreement and any outstanding Purchase Orders. "Force Majeure" as used herein shall mean any of the following events or conditions, provided that such event or condition did not exist as of the date of execution of this Agreement, was not reasonably foreseeable as of such date, is not reasonably within the control of either party, and prevents as a whole or in material part, the performance by a party of its obligations hereunder, including, without limitation, acts of state or governmental action (including customs delays or restrictions), orders, legislation, regulations, restrictions, priorities or rationing, riots, disturbance, war (declared or undeclared), acts of terrorism or the public enemy, prolonged shortage of energy supplies, interruption of transportation, embargo, inability to procure or shortage of supply materials or production facilities, fire, earthquake, flood, hurricane, typhoon, explosion, and major accident. Notwithstanding the foregoing, in the event that the Force Majeure event delays production by more that forty-five (45) days, Client may terminate this Agreement, provided, if such delay continues for a period of 14 days Client shall no longer be subject to the exclusivity provisions contained in Section 3 above during the pendency of the Force Majeure event, provided, further, in the event Client purchases TCP Flat Irons from an alternative manufacturer, such purchases shall be counted towards Client's minimum purchase obligations contained elsewhere in this Agreement.

         25. Attorneys' Fees. In the event of any litigation concerning any controversy, claim or dispute among the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

         26. Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended only with the written consent of the parties. No term or provision of this Agreement shall be deemed waived unless such waiver shall be in writing and signed by the party making such waiver. Any waiver of a particular breach of this Agreement shall not constitute a waiver of any other breach, nor shall any waiver be deemed a continuing waiver unless it so states expressly.

         27. Entire Agreement; Severability. This Agreement supersedes all proposals, oral or written, all negotiations, conversations or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         28. Survival of Obligations. The obligations of confidentiality and exclusivity arising under this Agreement are intended to survive any termination of this Agreement.



                                       12

Information redacted pursuant to a Request for Confidential Treatment filed with the U.S. Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                CIRTRAN CORPORATION



                                By: /s/
                                      Iehab Hawatmeh, President



                               ADVANCED BEAUTY SOLUTIONS, LLC



                                By:  /s/
                                       Jason Dodo, President





                                       13

Information redacted pursuant to a Request for Confidential Treatment filed with the U.S. Securities and Exchange Commission.